EXHIBIT 12
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Year ended December 31,

	2001		2000		1999		1998		1997

Earnings:
Income before income taxes	$1,494		$ 6,461		$4,075		$4,444		$4,314
Adjustments:
Fixed charges:
Interest on borrowed funds	2,830		3,985		3,198		2,569		2,026
1/3 of rent	108		108		127		119		118
Preferred dividends	44		64		83		96		155
Adjusted earnings	$4,476		$10,618		$7,483		$7,228		$6,613

Fixed charges and preferred dividends	$2,982		$ 4,157		$3,408		$2,784		$2,299

Adjusted earnings/fixed charges	1.50	x	2.55	x	2.20	x	2.60	x	2.88	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Year ended December 31,

	2001		2000		1999		1998		1997

Earnings:
Income before income taxes	$1,494		$ 6,461		$ 4,075		$ 4,444		$ 4,314
Adjustments:
Fixed charges:
Interest on borrowed funds	2,830		3,985		3,198		2,569		2,026
1/3 of rent	108		108		127		119		118
Interest on deposits	3,566		4,512		4,202		4,379		4,021
Preferred dividends	44		64		83		96		155
Adjusted earnings	$8,042		$15,130		$11,685		$11,607		$10,634

Fixed charges and preferred dividends	$6,548		$ 8,669		$ 7,610		$ 7,163		$ 6,320

Adjusted earnings/fixed charges	1.23	x	1.75	x	1.54	x	1.62	x	1.68	x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Year ended December 31,

	2001		2000		1999		1998		1997

Earnings:
Income before income taxes	$1,494		$ 6,461		$4,075		$4,444		$4,314
Adjustments:
Fixed charges:
Interest on borrowed funds	2,830		3,985		3,198		2,569		2,026
1/3 of rent	108		108		127		119		118
Adjusted earnings	$4,432		$10,554		$7,400		$7,132		$6,458

Fixed charges	$2,938		$ 4,093		$3,325		$2,688		$2,144

Adjusted earnings/fixed charges	1.51	x	2.58	x	2.23	x	2.65	x	3.01	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Year ended December 31,

	2001		2000		1999		1998		1997

Earnings:
Income before income taxes	$1,494		$ 6,461		$ 4,075		$ 4,444		$ 4,314
Adjustments:
Fixed charges:
Interest on borrowed funds	2,830		3,985		3,198		2,569		2,026
1/3 of rent	108		108		127		119		118
Interest on deposits	3,566		4,512		4,202		4,379		4,021
Adjusted earnings	$7,998		$15,066		$11,602		$11,511		$10,479

Fixed charges	$6,504		$ 8,605		$ 7,527		$ 7,067		$ 6,165

Adjusted earnings/fixed charges	1.23	x	1.75	x	1.54	x	1.63	x	1.70	x